SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

November 10, 2009

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Seale and Beers, CPAs was previously principal accountant for Utec, Inc. (the "Company") and has not completed any review or audit work for the company.  Effective November 2, 2009, we were dismissed from the Company as principal accountants.

We have read the Company's statements included its Form 8-K pertaining to Seale and Beers CPAs dated November 2, 2009, and we agree with such statements contained therein.

We have no knowledge about the appointment of Sadler, Jones & Associates, LLC as new auditors, nor whether they were consulted prior to their appointment as auditors.

Sincerely,

/s/
Seale and Beers, CPAs
Las Vegas, NV

CC: U.S. Securities & Exchange Commission
      Office of the Chief Accountant
      100 F Street, NE
      Washington, DC 20549
      202-551-5300 Phone
      202-772-9252 Fax

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
50 South Jones Blvd. Suite 202, Las Vegas, Nevada 89107 (702) 666-8550